RESIGNATION

To:

Board of Directors

SKYVIEW HOLDINGS CORP., a Delaware corporation

I, Donald R. McKelvey, hereby tender my resignation as President, Chief Executive Officer, Principal Financial Officer, Secretary and Treasurer of SKYVIEW HOLDINGS CORP., a Delaware corporation, effective immediately.

Dated as of  November 24, 2010.

/s/ Donald R. McKelvey

Donald R. McKelvey